CREDIT AND SECURITY AGREEMENT
                        (INSURANCE PREMIUM FINANCING)

THIS AGREEMENT is made this 15th day of November 1996, among SAFECO CREDIT COMPANY, INC., a Washington corporation ("SAFECO"), AUTOMATED INSTALLMENT SYSTEMS, INC., a Missouri corporation ("AIS"), and Birch Financial, Inc., a California corporation ("Borrower").

Borrower is an insurance premium finance company licensed to engage in such business under the laws of the State of California. Borrower has entered or intends to enter into a Computer Services and Consulting Agreement with AIS (the "Services Agreement") pursuant to which AIS will provide Borrower with consulting services and computer processing incident to the operation of a premium finance company.

Borrower wishes to obtain financing from SAFECO for Borrower's premium finance business, and SAFECO is willing to loan funds to Borrower for such purpose, subject to the terms and conditions set forth in this Agreement.

AIS is willing to provide various services to SAFECO as described in this Agreement (the "Administrative Services") to facilitate SAFECO's administration of its loan to Borrower.

NOW, THEREFORE, the parties hereto agree as follows:

                                  ARTICLE I
                      AMOUNTS AND TERMS OF THE ADVANCES

  1.1 The Advances.

       (A) SAFECO shall, on the terms stated in this Agreement, make advances (individually, an "Advance" and collectively, the "Advances") to Borrower from time to time during the term of this Agreement in an aggregate amount not to exceed at any time the lesser of (i) the Borrowing Base, as defined in paragraph (B) below, (ii) One Million Five Hundred Thousand and 00/100ths Dollars ($1,500,000.00) (the "Commitment"), and (iii) the maximum amount SAFECO is permitted to lend to Borrower under any applicable law, rule, or regulation. Within the foregoing limits, Borrower may borrow, repay and reborrow under this Agreement, absent the occurrence of any Event of Default (as defined in Section 6.1 below).

       (B) The "Borrowing Base" shall be an amount equal to 90% of Borrower's accounts receivable relating to premium finance agreements entered into by Borrower in the regular and ordinary course of its business ("Premium Finance Agreements"), excluding

       (i) accounts receivable which are past due or otherwise in default;

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      (ii)  accounts receivable for canceled policy unearned premiums as to which 90 days (or if lesser, the maximum period allowed by state statute for the return of unearned premiums) have expired since cancellation of the insurance policy was ordered;

       (iii) accounts receivable relating to policies issued by underwriters deemed unacceptable by SAFECO in its sole and absolute discretion
("Unacceptable Policies"), as communicated in writing by SAFECO to AIS and Borrower from time to time;

       (iv) accounts receivable relating to policies purchased by insureds who are subject to the jurisdiction of a bankruptcy court or are otherwise subject to court supervision, unless SAFECO has received a court order, in Form and substance satisfactory to SAFECO, authorizing the financing of such policies and the granting by the insured of security therefor;

       (v) accounts receivable relating to policies that may not be canceled by Borrower or SAFECO under normal short or pro rata tables;

       (vi) accounts receivable relating to insurance policies for which a down payment sufficient to cover minimum earned premiums has not been received by the Agency or Borrower;

       (vii) accounts receivable relating to policies issued by an insurer that, when aggregated with other accounts receivable relating to policies issued by that insurer and in which SAFECO has been granted a security interest (whether by Borrower or any other person), would cause such aggregate amount to exceed predetermined credit limits established by SAFECO and communicated to AIS from time to time;

       (viii) accounts receivable relating to policy or loan origination fees or similar charges commonly referred to as "broker fees";

       (ix) accounts receivable constituting unearned interest; and

       (x) such other accounts receivables as SAFECO shall, in its sole and absolute discretion, deem unacceptable.

       (C) All computations of the Borrowing Base shall be made by AIS in accordance with written instructions provided by SAFECO, but must be reviewed and approved by SAFECO in accordance with the guidelines stated in paragraph
(B) above. Such computations, absent manifest error, shall be conclusive and binding upon Borrower.

       (D) Upon request, AIS shall provide SAFECO with a Borrowing Base Certificate by the next Business Day following SAFECO's request. If the principal amount of Advances outstanding at any time exceeds the Borrowing Base (as shown by any Borrowing Base Certificate and regardless of whether Borrower is requesting an additional Advance), then Borrower, without demand by SAFECO, shall immediately repay the Note to the extent required to reduce the outstanding balance on such Note to the amount of the Borrowing Base.

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      (E)    The obligation of SAFECO to make Advances shall commence upon the execution of this Agreement by all parties and shall continue for a period of one year from such date unless earlier terminated by SAFECO giving Borrower 15 days' advance written notice.

  1.2 Borrower's Bank Accounts. Borrower shall maintain two bank accounts at a financial institution reasonably acceptable to SAFECO and AIS.

       (A) One bank account (the "Deposit Account") shall be designated for the deposit of all payments on Premium Finance Agreements included in the Borrowing Base at any time and any returns of unearned premiums with respect to canceled insurance policies subject to such Agreements. SAFECO shall be the only person authorized to make withdrawals from the Deposit Account.

       (B) The other bank account (the "Operating Account") shall be Borrower's regular operating account. Advances under this Agreement will be deposited into the Operating Account. Borrower's operating expenses, including payments to the Agency or insurance companies on account of financed premiums, will be paid out of the Operating Account. All checks and drafts drawn on the Operating Account will be prepared by AIS and sent to Borrower for endorsement, except that drafts payable to insurance carriers may be drawn on such account by the principal of the insurance agency affiliated with Borrower, provided such drafts are approved for payment by AIS.

  1.3 Making the Advances. Advances shall be requested and made in the following manner:

       (A) Each time that Borrower desires an Advance, AIS shall send to Borrower via SAFECO's proprietary electronic mail system ("Email") (i) a request for an Advance in a stated amount and (ii) a Borrowing Base Certificate (defined below). Borrower shall review the request for an Advance and the Borrowing Base Certificate and, if approved by Borrower, forward them to SAFECO by Email.

       (B) No later than the next Business Day following SAFECO's receipt of a request for an Advance and Borrowing Base Certificate in the manner described above, and provided the conditions for an Advance stated in Section
2.2 are satisfied, SAFECO shall originate an electronic funds transfer ("EFT") directing funds to be deposited in Borrower's Operating Account. Funds transferred through EFT will normally be available to Borrower the next Business Day following SAFECO's origination of the EFT.

        (C) SAFECO shall be entitled to rely on any request for an Advance originated by AIS and forwarded to SAFECO by Borrower via SAFECO's proprietary Email system, as described in paragraph (A) above, and shall not bear any responsibility for any person's unauthorized access to Email or misappropriation of security passwords

  1.4 Interest and Repayment. Borrower shall repay, together with interest, the aggregate unpaid principal amount of all Advances in accordance with the Note. The Note shall be payable on demand, and no covenants or Events of Default specified in this Agreement shall be construed

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

to alter the character of the Note as a demand instrument. All computations of interest under the Note shall be made by SAFECO on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed. Borrower may prepay the Note in whole or in part with interest accrued to the date of such prepayment on the amount prepaid.

  1.5 Payments and Computations. Each payment under any Loan Document shall be received by SAFECO not later than 12:00 noon Seattle time on the day when due in lawful money (same day funds) of the United States of America at its address referred to in Section 8.2. Whenever any payment under any Loan Document is due on a date other than a Business Day (as defined below), such payment may be made on the next succeeding Business Day, and such extension of time shall in that case be included in the computation of interest.

  1.6 Sweep of Deposit Account. The balance in the Deposit Account in excess of [$2,000] shall be withdrawn by SAFECO on a daily basis under a "sweep" agreement with the depository bank, subject to any applicable minimum sweep amount established by the depository bank. All funds withdrawn from the Deposit Account under this Section 1.6 shall be applied to pay any expenses or other amounts owed to SAFECO under Section 6.5 or Section 8.4 below and then to reduce the amount owing to SAFECO under the Note, first to accrued interest and then to principal.

  1.7 Account Activity Report. SAFECO shall provide Borrower with proprietary software to permit Borrower to access its account history within SAFECO's system. The terms and conditions governing SAFECO's limited license of software to Borrower for such purpose and of SAFECO's limited license of its proprietary Email system to Borrower and AIS for purposes of submitting requests for Advances and Borrowing Base Certificates shall be subject to a separate Systems Access & Use Agreement substantially in the form of Exhibit A.

  1.8 Definitions.

       (A) "Agency" means any insurance agency affiliated with Borrower.

       (B) A "Borrowing Base Certificate" means a certificate in the form of Exhibit B or such other form as the parties may agree, prepared by AIS, approved by Borrower, and submitted to SAFECO to substantiate the Borrowing Base and any request for an Advance.

       (C) "Business Day" means any day other than a Saturday, Sunday, or a public holiday or the equivalent for banks generally under the laws of the state of Washington.

       (D) "Loan Documents" means this Agreement, the Note, the -Guaranties, and the Pledge Agreement (as those terms are defined in Section
2.1 below).

       (E) "Loan Parties" means Borrower, the Guarantors and the Pledger, collectively, and "Loan Party" means any of the foregoing individually.

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      (F)    "Note" means the promissory note of Borrower substantially in the form of Exhibit C hereto evidencing the indebtedness resulting from the Advances and delivered to SAFECO in accordance with Section 2. 1.

       (G) "Services Agreement" means the Computer Services and Consulting Agreement between Borrower and AIS pursuant to which AIS will provide Borrower with consulting services and computer processing incident to the operation of a premium finance company.

                                  ARTICLE 11
                            CONDITIONS OF LENDING

2.1 Conditions Precedent to Initial Advance. The obligation of SAFECO to make the initial Advance hereunder is subject to the condition precedent that SAFECO shall have received on or before the date of that Advance all of the following, in form and substance satisfactory to SAFECO:

       (A) The Note;

       (B) Guaranties, duly executed by Oak Wood Insurance Company, Ltd. and California Landscape Contractors Association Welfare Insurance Trust Fund (the "Guarantors"), in substantially the form of Exhibit D (the "Guaranties);

       (C) Pledge Agreement, duly executed by Oak Wood Insurance Company, Ltd. and California Landscape Contractors Association Welfare Insurance Trust Fund ("Pledger"), substantially in the form of Exhibit E (the "Pledge Agreement");

       (D) Acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of SAFECO, desirable to perfect the security interests created by Article III of this Agreement and the Pledge Agreement, together with evidence that all other actions necessary or desirable in SAFECO's opinion to perfect and protect such security interests have been taken;

       (E) Certified copies of Requests for Information or Copies (Form UCC-I 1), or equivalent reports, listing the Financing Statements referred to in paragraph (D) above and all other effective financing statements that name Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions referred to in paragraph (D), together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by Article III of this Agreement or the Pledge Agreement);

       (F) Certified copies of the resolutions of the Board of Directors of each corporate Loan Party approving each Loan Document to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document;

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       (G) A certificate of the Secretary or an Assistant Secretary of each corporate Loan Party certifying the names and specimen signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder;

       (H) Certificates representing all of the issued and outstanding shares of stock of Borrower pledged to SAFECO pursuant to the Pledge Agreement, together with undated stock powers for such certificates executed in blank;

       (I) Current financial statements of Borrower, the Agency, and the, principals of Borrower and/or the Agency (as specified by SAFECO), including tax returns for the three most recent years;

       (J) A copy of an executed Services Agreement between Borrower and AIS on terms and conditions reasonably acceptable to SAFECO; and

       (K) Such other approvals, opinions, financial statements, references, or other documents as SAFECO may request.

  2.2 Conditions Precedent to All Advances. The obligation of SAFECO to make Advances (including the initial Advance) shall be subject to the further conditions precedent that on the date of each such Advance:

       (A) The representations and warranties contained in Section 4.1 of this Agreement are true and correct on and as of the date of such Advance as though made on and as of such date;

       (B) No event has occurred and is continuing or would result from such Advance which constitutes an Event of Default (as defined in Section 6.1 below) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

       (C) SAFECO has not terminated its obligation to make Advances by notice to Borrower as permitted under Section I. I (E) of this Agreement;

       (D)    Borrower has delivered to SAFECO, in the manner described in
Section 1.3(A), a request for an Advance and a Borrowing Base Certificate prepared by AIS, approved by Borrower and dated within two Business Days' of the date of the request for an Advance; and

       (E) SAFECO has received all statements, reports, opinions, approvals or documents required under this Agreement or as SAFECO may from time to time request.

  2.3 Each request for an Advance delivered pursuant to Section 1.3 shall constitute a representation as to the matters stated in paragraphs (A) and (B) of Section 2.2 above.

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

                                 ARTICLE III
                              GRANT OF SECURITY

  3.1 Grant of Security. Borrower hereby assigns and grants SAFECO a security interest in all of Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"), together with all proceeds of the Collateral:

       (A) Any and all Premium Finance Agreements entered into by Borrower, including without limitation all rights of Borrower to payments of principal, interest, late payment or cancellation charges, and other payments of any nature whatsoever thereunder;

       (B) Any and all unearned premiums, dividends, and other amounts payable under insurance policies issued in connection with the Premium Finance Agreements (the "Insurance Policies"); and

       (C) All books and records (in whatever form maintained by Borrower) of any nature or description whatsoever relating in any manner to the Collateral.

  3.2     Security for Obligations. The grant of security pursuant to this
Article III secures the payment of all obligations of Borrower now or hereafter existing under this Agreement and the Note, whether for principal, interest, fees, expenses, or otherwise, and any and all other obligations of Borrower to SAFECO, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (all such obligations of Borrower being the "Obligations").

  3.3 Borrower Remains Liable

       (A) Borrower shall remain liable under the Premium Finance Agreements to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed.

       (B) The exercise by SAFECO of any of the rights granted it under this Agreement shall not release Borrower from any of its duties or obligations under the Premium Finance Agreements. SAFECO shall not have any obligation or liability under the Premium Finance Agreements by reason of this Agreement or be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned under this Agreement.

  3.4  Further Assurances.

       (A) Borrower shall from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in SAFECO's sole discretion in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable SAFECO to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will:

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
           (1) Mark conspicuously each of its records pertaining to the Collateral with a legend in form and substance satisfactory to SAFECO, indicating that such Collateral is subject to the security interest granted hereby;

           (2) Deliver to SAFECO or its designated agent any Collateral that is evidenced by a promissory note or other instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to SAFECO; and

           (3) Execute and file financing statements, continuation statements, or amendments thereto and such other instruments or notices as may be necessary or desirable in SAFECO's sole discretion in order to perfect and preserve the security interest granted or purported to be granted hereby.

       (B) Borrower shall not change its name without first (i) giving SAFECO I 5 days' prior written notice of such change and (ii) complying with the requirements of paragraph (A) hereof in consequence of such proposed name change; and

       (C) Borrower hereby authorizes SAFECO to file financing statements, continuation statements and amendments thereto covering all or any part of the Collateral without the signature of Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement where permitted by law.

       (D) Borrower shall keep-its chief place of business and the office where it keeps its records concerning the Collateral at the location specified in Section 8.2 or, upon 30 days' prior written notice to SAFECO, at such other location in a jurisdiction where all actions required by Section 3.4 have been taken with respect to the Collateral. Borrower shall take due care of such records and shall permit representatives of SAFECO at any time during normal business hours to inspect and make copies of such records.

       (E) Except as otherwise provided in Section 6.2 below, Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower with respect to the Collateral. In connection with such collections, Borrower may take (and, at SAFECO's discretion, shall take) such actions as Borrower or SAFECO may deem necessary or advisable to enforce collection of the Collateral. All collections by Borrower with respect to Premium Finance Agreements included in the Borrowing Base at any time and any returns of unearned premiums with respect to canceled insurance policies subject to such Agreements shall be deposited in the Deposit Account referenced in Section 1.2(A) above.

  3.5 SAFECO Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints SAFECO as Borrower's attorney-in-fact, with full authority in Borrower's place and stead and in the name of Borrower or otherwise to take any action and execute any instrument that SAFECO deems necessary or advisable from time to time in SAFECO's discretion to accomplish the purposes of this
Article 111, including without limitation:

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

      (A) To ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due or to become due under or in respect of any of the Collateral;

       (B) To receive, endorse, and collect any drafts or other instruments and documents in connection with paragraph (A) above;

       (C) To file any claims, take any action or institute any proceedings that SAFECO may deem necessary or desirable for the collection of any of the Collateral or to enforce the rights of SAFECO with respect to any of the Collateral; and

       (D) To file financing and continuation statements and amendments thereto covering all or any part of the Collateral.

  3.6 Performance in Borrower's Stead. If Borrower fails to perform any covenant contained in this Agreement, SAFECO may itself perform, or cause the performance of, such covenant, and SAFECO's expenses related to such performance shall be payable by Borrower under Section 8.4.

  3.7 SAFECO's Duties. The powers conferred on SAFECO hereunder are solely to protect SAFECO's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, SAFECO shall have no duty with respect to the Collateral, and specifically shall have no duty to take any steps necessary to preserve rights against prior parties or 'any other rights pertaining to any Collateral.

  3.8 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations (after termination of the Commitment) and receipt by SAFECO of written notice from Borrower requesting the termination of the security hereby granted. Upon payment in full of the Obligations (after termination of the Commitment) and receipt by SAFECO of the notice referred to in the preceding sentence, SAFECO shall, at Borrower's expense, execute and deliver to Borrower such documents as Borrower reasonably shall request to evidence such termination.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES


  4.1 Representations and Warranties of Borrower. Borrower represents and warrants to SAFECO as follows:

       (A) Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is a duly licensed premium finance company under the laws of California.

       (B) The execution, delivery, and performance by Borrower of each Loan Document to which it is or will be a party (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene Borrower's charter or

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by-laws or any law or contractual restriction binding on or affecting
Borrower; and (iv) will not result in or require the creation of any lien, security interest, or other charge or encumbrance (other than pursuant to this Agreement) on or with respect to any of Borrower's assets;

       (C) No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery, and performance by Borrower of any Loan Document to which it is or will be a party; (ii) the grant by Borrower of the security interest granted hereby; or (iii) the perfection of or the exercise by SAFECO of any of its rights and remedies hereunder.

       (D) This Agreement is, and each other Loan Document to which Borrower will be a party when delivered hereunder will be, the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

       (E) There is no pending or threatened action or proceeding affecting Borrower or its assets before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of Borrower.

       (F) The chief place of business and chief executive office of Borrower are located at the address specified for Borrower in Section 8.2; Borrower's records concerning the Collateral are located at the address specified for AIS in Section 8.2.

       (G) Borrower owns the Collateral free and clear of any lien, security interest, charge, or encumbrance, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of SAFECO relating to this Agreement. In the past five years, Borrower has not been incorporated or done business under any name other than its name as shown in this Agreement.

       (H) The security interest granted by this Agreement is a valid and perfected first priority security interest in the Collateral in favor of SAFECO, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

       (I) The financial statements of Borrower dated as of the end of the most recent month, copies of which have been furnished to SAFECO by AIS, and the financial statements of Borrower compiled or audited by Borrower's independent accountants and dated as of the end of Borrower's most recent fiscal year, fairly present the financial condition of Borrower as at their respective dates and the results of Borrower's operations for the period then ended, all in accordance with generally accepted accounting principles, consistently applied, and since their date there has been no material adverse change in such condition or operations.

                                  ARTICLE V
                          COVENANTS OF THE BORROWER

  5.1 Affirmative Covenants. So long as the Note remains unpaid or SAFECO has any Commitment under this Agreement, the Borrower shall:

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

      (A) Comply (and cause each of its subsidiaries, if any, to comply) in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying by the due date all taxes, assessments, and governmental charges imposed upon it or its property, except to the extent contested in good faith.

       (B) Maintain in full force and effect its corporate existence, rights, and franchises.

       (C) Obtain and maintain all permits, licenses, and other governmental approvals necessary for the operation of Borrower's premium finance business.

       (D) Cause AIS to furnish to SAFECO, as soon as available and in any event within thirty days after the end of each month, a balance sheet of Borrower as of the end of such month and an income statement of Borrower for the period commencing at the end of Borrower's previous fiscal year and ending with such month, together with such other information respecting the condition (financial or otherwise) of Borrower as SAFECO may request.

       (E) Furnish to SAFECO, within 60 days after the end of each fiscal year of Borrower, a balance sheet, income statement, statement of cash flows and a statement of changes in shareholders' equity of Borrower for the past fiscal year audited or compiled by Borrower's independent accountants in conformity with generally accepted accounting principles, consistently applied.

       (F) Furnish to SAFECO via Email each time that Borrower requests an Advance, and in any event at least weekly, a Borrowing Base Certificate in the form of Exhibit B hereto (or such other form as may be agreed by the parties from time to time) prepared by AIS in accordance with written instructions from SAFECO.

       (G) Cause to be furnished to SAFECO, upon request, financial information relating to the Agency, the Guarantors and any individuals affiliated with Borrower and/or the Agency.

       (H) Pay or cause to be paid to SAFECO, immediately upon receipt by Borrower or Agency, any gross unearned premiums returned by an insurer to Borrower or Agency (other than to AIS' address) upon the cancellation of any Insurance Policy in which SAFECO has a security interest pursuant to Article III of this Agreement.

       (I) Give SAFECO as much prior notice as possible of any audits or investigations of Borrower by any state regulatory authority and send SAFECO a copy of the results of any such audits or investigations within five days after Borrower's receipt of the report.

  5.2 Negative Covenants. So long as the Note remains unpaid or SAFECO has any Commitment hereunder, Borrower will not do any of the following:

       (A) Create or suffer to exist any lien, security interest, or other charge or encumbrance or any other type of preferential arrangement, upon or with respect to any of the Collateral.

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

      (B) Merge or consolidate with any other entity, or lease, sell or otherwise dispose of all or any substantial portion of its assets or business, or permit any of its subsidiaries to do so.

       (C) Default on or fail to pay any indebtedness for money borrowed as the same matures under any agreement, or permit to occur any other event which
creates a default under any such agreement to which Borrower is a   party or
by which it is bound; provided, however, that Borrower shall not be required to pay any amount that is being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and with respect to which adequate reserves have been established on the books of Borrower.

       (D) Enter into any agreement having any terms or conditions in conflict with any terms or conditions of this Agreement.

                              ARTICLE VI
                          EVENTS OF DEFAULT

  6.1 Events of Default . Each of the following events shall be an "Event of Default":

       (A)   Borrower fails to make any payment on the Note when due.

       (B) Borrower fails to reduce the outstanding balance on the Note to the amount of the Borrowing Base when required under Section 1. I (D).

       (C) Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document proves to have been incorrect in any material respect when made.

       (D) Any Loan Party fails to perform any term, covenant or agreement contained in any Loan Document on its part to be performed (other than payment on the Note when due) and any such failure remains unremedied for 10 days after SAFECO has given written notice thereof to such Loan Party;

       (E) Any Loan Party fails generally to pay its debts as they become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws, or any proceeding is instituted against any Loan Party seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its assets; or any Loan Party takes any corporate action to authorize any of the actions described in this paragraph (E).

       (F) Any material adverse change occurs in the financial condition or business operations of Borrower.

       (G) Any provision of any of the Guaranties for any reason ceases to be valid and binding on the Guarantor, or the Guarantor so states in writing.

   11-13-96

      (H) SAFECO for any reason ceases to have a valid and perfected first priority security interest in any of the Collateral purported to be covered by
Article III of this Agreement.

       (I) The Pledge Agreement for any reason ceases to create a valid and perfected first priority security interest in, any of the shares purported to be covered thereby.

       (J) The Services Agreement is terminated for any reason without SAFECO's consent; provided, however, that if such termination results from Borrower's failure to pay any amount due to AIS under the Services Agreement, AIS shall nevertheless continue to perform the Administrative Services as defined in Section 7.1 below and other duties required of AIS under this Agreement. at no cost to SAFECO, and any amounts owing to AIS by Borrower may be recovered through right of offset as provided in the Services Agreement.

       (K) Borrower's premium finance license is suspended or revoked by any state or proceedings threatening such action are commenced by any state regulatory authority.

       (L) AIS fails to perform the Administrative Services (as defined in Section 7.1) in a timely and satisfactory manner, as reasonably determined by SAFECO.

       (M) Any "Adverse Event" occurs. For purposes of this Agreement, the following shall constitute Adverse Events:

            (1) AIS merges with or into or consolidates with any other entity, or leases, sells or otherwise disposes of all or any substantial portion of its assets or business (and AIS' proprietary software system 'shall be considered a substantial portion of its assets).

            (2) AIS generally fails to pay its debts as they become due, admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or AIS is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws; or any proceeding is instituted by or against AIS seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its assets, and such action is not set aside within 30 days; or AIS takes any corporate action to authorize any of the actions set forth in this subparagraph (2).

            (3) A material adverse change occurs in the financial condition, business operations, management or ownership of AIS which results or is likely to result, in SAFECO's reasonable judgment, in AIS being unable to perform its obligations under this Agreement.

  6.2 Remedies. In the event any Event of Default occurs and is continuing, SAFECO may:

       (A) Upon written notice to Borrower, cease making Advances under this Agreement or otherwise extending credit to Borrower.

       (B) Declare the Note, all interest thereon, and all other amounts payable under this Agreement to be due and payable, whereupon the Note, all such interest and all such amounts

   11-13-96
shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which Borrower hereby expressly waives.

       (C) Exercise in respect of the Collateral, in addition to any and all other rights and remedies provided for herein or otherwise available to SAFECO, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral).

       (D) Upon written notice to Borrower, notify the account debtors or obligors under any Collateral of the assignment of such Collateral to SAFECO and direct such account debtors or obligors to make payment directly to SAFECO of all amounts due or to become due thereunder to Borrower. Alternatively, SAFECO may require Borrower to give such notification to account debtors or obligors. In the event SAFECO exercises the remedy set forth in this paragraph
(D), SAFECO shall have the right, at Borrower's expense, to enforce collection of any Collateral and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as Borrower might have done, and Borrower shall not adjust, settle or compromise the amount or payment of any Collateral or release any account debtor or obligor thereon.

       (E) Require Borrower, at Borrower's expense and upon request of SAFECO, to assemble all the books and records relating to the Collateral and make them available to SAFECO at a place designated by SAFECO which is reasonably convenient to both parties.

       (F) Without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of SAFECO's offices or elsewhere, for cash, on credit or for future delivery, and -at -such price and on such other terms as SAFECO may deem commercially reasonable. Borrower agrees that, to the extent notice of sale is required by law, IO days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. SAFECO shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. SAFECO may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

  6.3 Receipt in Trust. Following the occurrence of any Event of Default, all amounts and proceeds received by the Borrower in respect of the Collateral shall be received in trust for the benefit of SAFECO, shall be segregated from other funds of the Borrower and shall be paid over promptly to SAFECO in the same form as received (with any necessary endorsement), to be applied as provided in Section 6.4 below.

  6.4 Application of Proceeds. All cash proceeds received by SAFECO or its agents or authorized representatives or by AIS in respect of any sale of, collection from, or other realization on all or any part of the Collateral may, in SAFECO's discretion, and whether or not an Event of Default has occurred or is continuing, be held by SAFECO as collateral for the Obligations or at any time be applied (after payment of any amounts payable to SAFECO pursuant to Section 6.5 or Section 8.4) in whole or in part by SAFECO against all or any part of the Obligations. Any surplus of cash or cash proceeds held by SAFECO remaining after payment in full of the Obligations shall be paid to Borrower or to whomever may be lawfully entitled to receive such surplus.

  11-13-96

  6.5 Indemnity. Borrower agrees to indemnify and hold SAFECO harmless from and against any and all claims, losses, liabilities, damages or expenses (including without limitation reasonable attorneys' fees) resulting from or arising out of this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, liabilities, damages or expenses which proximately result from SAFECO's gross negligence or willful misconduct.

                                 ARTICLE VII
                           RESPONSIBILITIES OF AIS

  7.1 7.1 Administrative Services. AIS agrees to provide the following services (collectively, the "Administrative Services") to SAFECO in connection with the Advances to be made by SAFECO under this Agreement:

       (A) AIS shall compute, in accordance with SAFECO's written instructions, and send via Email to Borrower each time that Borrower wishes to request an Advance, and in any event at least weekly, a Borrowing Base Certificate in the form of Exhibit B hereto or such other form as may be agreed by the parties from time to time.

       (B) AIS shall provide SAFECO with any supporting information and documentation that SAFECO may from time to time request with respect to the computations made by AIS for Borrowing Base Certificates, including without limitation a monthly list of cancellations and new premiums financed.

       (C) AIS shall furnish to SAFECO within 30 days after the end of each month (i) a monthly balance sheet of Borrower as of such month-end and (ii) an income statement of Borrower for the period commencing at the end of the previous fiscal year of Borrower and ending with such month.

       (D) AIS shall compute or compile and furnish to SAFECO, by the seventh day of each month (i) the amount of receivables included in Borrower's Borrowing Base with respect to each insurer; (ii) the amount of receivables with respect to each insurer on an aggregate basis for SAFECO's entire premium finance loan program; (iii) ratings information for each insurer; (iv) an accounts receivable aging report; (v) a production report; (vi) a cancellation report; (vii) statements of unearned premiums and commissions; (viii) a statement of annual percentage rates on Borrower's existing Premium Finance Agreements; (ix) any other reports produced for Borrower, including without limitation reports required by state regulatory requirements; and (x) such other information respecting the condition (financial or otherwise) of Borrower as SAFECO may from time to time reasonably request.

       (E) AIS shall establish standard procedures acceptable to SAFECO for the notification of insurers of (i) the assignment of each Insurance Policy by the insured to Borrower and (ii) the assignment of each such policy and the related Premium Finance Agreement by Borrower to SAFECO.

   11-13-96

      (F) AIS shall permit SAFECO to access all of its records pertaining to Borrower, including electronic records, and shall provide SAFECO with any software necessary to access such records. In addition, AIS shall provide access to its system upon SAFECO's request from time to time for purposes of validating the accuracy and reliability of system information.

       (G) AIS shall provide SAFECO, upon 10 days' advance notice, with any other information in AIS' possession or reasonably available to AIS regarding any Loan Party or insurer which SAFECO may from time to time reasonably request.

  7.2 Insurance. AIS shall obtain and maintain, at its expense, the following insurance coverages, in each case from an admitted carrier with a rating of B+ or better from A.M. Best:

       (A) Errors and omissions insurance in a minimum amount of $500,000 per occurrence, $1,000,000 aggregate.

       (B) Employee dishonesty coverage in a minimum amount of $500,000.

       (C) General commercial liability insurance in a minimum amount of $1,000,000 per occurrence, $1,000,000 aggregate.

       (D) Key person life insurance with respect to Diane M. Wood in a minimum amount of $300,000.

  7.3 Government Audits. AIS shall give SAFECO as much advance notice as possible of any audits or investigations of AIS by any government regulatory authority and shall provide SAFECO with the results of any such audits or investigations within five days after AIS' receipt of the results.

  7.4 Financial Statement. AIS shall furnish to SAFECO, within 90 days after the end of each fiscal year, audited financial statements, including a balance sheet, income statement, statement of cash flows and statement of changes in shareholders' equity for its past fiscal year, prepared in conformity with generally accepted accounting principles, consistently applied.

  7.5 Inspections and Access. SAFECO and its agents or authorized representatives shall have the right to access, inspect and copy the books and records of AIS at its offices during normal business hours. In the event of an Event of Default under paragraph (L) or (M) of Section 6. 1, SAFECO shall have the right to assign a SAFECO employee or contractor to work in the offices of AIS for purposes of assuring business continuity and coordinating the transfer of information and records to a successor third party administrator to replace AIS.

  7.6 Agency Relationship. Pursuant to the terms of the Services Agreement, AIS shall serve as a depository for Premium Finance Agreements entered into by Borrower. The parties agree that AIS shall hold such Premium Finance Agreements as SAFECO's agent for the sole purpose of perfecting SAFECO's interest in such agreements and the rights of Borrower thereunder. Upon

   11-13-96
request, AIS shall deliver any and all such agreements to SAFECO at such location as SAFECO may specify.

  7.7 Daily Back-up. At the conclusion of each working day, AIS shall provide SAFECO with a complete download of all information SAFECO may specify pertaining to all existing premium finance agreements to which Borrower is a party, including without limitation the names, addresses and phone numbers of Bower's customers, information regarding the financed insurance policies (including expiration dates), original loan amount and balance outstanding on each account, billing information, and information regarding any action taken to cancel a financed policy. Such download shall be delivered in an electronic medium (e.g., tape, diskette, transmission via modem) reasonably acceptable to both SAFECO and AIS. In the absence of an Event of Default under paragraph (L) or (M) of Section 6.1, SAFECO shall keep all proprietary information included in daily downloads confidential. If there is an Event of Default as defined in paragraph (L) or (M) of Section 6.1, however, SAFECO shall have the right to make all or any part of the information contained in the daily downloads available to one or more third parties solely to facilitate the transfer of responsibility for performing the Administrative Services and all other duties of AIS under this Agreement to another third party administrator so as to maintain business continuity for Borrower and SAFECO. Both AIS and Borrower hereby consent to such transfer of duties to a new third party administrator mutually acceptable to Borrower and SAFECO to replace AIS at SAFECO's request in the event of an Event of Default under paragraph (L) or (N4) of Section
6.1. Moreover, in such event, AIS shall relinquish all of its control over Borrower's Deposit Account and Operating Account and shall cooperate fully in the transition to the new third party administrator.

  7.8 Representations and 'Warranties of AIS. AIS represents and warrants to SAFECO as follows:

       (A) With respect to all Premium Finance Agreements included in the Borrowing Base, prior to such inclusion, all actions necessary to notify each insurer of the assignment to SAFECO of the rights to unearned premiums, dividends and other amounts payable to insureds under the related Insurance Policies shall have been taken.

       (B) All information and reports to be provided to SAFECO by AIS under this Agreement shall be accurate and complete in all material respects on the date when provided to SAFECO.

       (C) The forms supplied by AIS for use by Borrower under the Services Agreement and AIS' forms and procedures for processing and administering Premium Finance Agreements originated by Borrower (including, without limitation, the forms and procedures for billings, notices to insureds and insurers, cancellations, and payments on accounts) are currently, and will at all times be maintained, in compliance with the applicable federal laws and the laws of all states in which Borrower engages in the business of premium finance.

  7.9 Indemnification. AIS shall indemnify and hold SAFECO harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including without limitation reasonable attorneys' fees) resulting from or arising out of AIS' performance or failure to


  11-13-96
perform its obligations under this Agreement, except claims, losses, liabilities, costs, damages or expenses which proximately result from SAFECO's negligence or misconduct.

                                 ARTICLE VIII
                                 MISCELLANEOUS

  8.1 Waivers. No waiver of any provision of this Agreement or any other Loan Document or consent to departure from any ten-n or condition thereof shall be effective unless it is in writing and signed by SAFECO. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  8.2 Notices. All notices and other communications provided for in this Agreement shall be in writing and mailed (via certified mail, return receipt requested), taxed or delivered:

       If to Borrower, at PO Box 3247, North Hollywood, CA 91609 Fax:
818-362-9872  Attention: Efraim Donitz, Chief Financial Officer

       If to SAFECO, at SAFECO Plaza, S-4, Seattle, Washington 98185 Fax:
206/545-5334  Attention: Carl Boruck

       If to AIS, at 955 Executive Pkwy., Suite 201, St. Louis, Missouri 63141, Fax: 314/878-7843 Attention: Thomas Michael Wood, President

  or to such other address or fax number as any party may specify by written notice to the other parties in accordance with this Section 8.2. If mailed, notices and communications shall be effective three days after deposit, postage prepaid, in the U.S. mail. Faxed notices and communications shall be effective upon transmission. Notices and communications delivered other than via U.S. mail or fax transmission shall be effective upon delivery.

  8.3 No Waiver: Remedies. No failure on the part of SAFECO to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof No single or partial exercise of any right under any Loan Document shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

  8.4 Costs, Expenses and Taxes. Borrower agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for SAFECO for advice regarding SAFECO's rights and responsibilities under the Loan Documents and
(ii) all costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, whether or not litigation is commenced. In addition, Borrower shall pay any stamp taxes and other taxes or fees payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and shall indemnify and hold

  11-13-96

SAFECO harmless from and against any liabilities resulting from any delay in paying or omission to pay such taxes and fees.

  8.5 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, SAFECO is authorized at any time and from time to time, to the fullest extent permitted by law, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all amounts then held or at any time thereafter received by SAFECO for the account of Borrower (including amounts held or received by AIS) against any and all of the Obligations of Borrower, matured or unmatured, now or hereafter existing under any Loan Document, and irrespective of whether SAFECO has made any demand under such Loan Document. SAFECO agrees to promptly notify Borrower after any set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of SAFECO under this Section 8.5 are in addition to all other rights and remedies available to SAFECO.

  8.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower, SAFECO, and AIS, and their respective successors and assigns; provided , however , that neither Borrower nor AIS shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of SAFECO.

  8.7 Acceptance; Governing Law. This Agreement shall become effective upon acceptance by SAFECO at its offices in Seattle, Washington. This Agreement, the Note and the other Loan Documents shall be governed by and construed in accordance with the laws of the state of Washington without regard to conflict-of-laws principles.

  8.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable, such provision shall be ineffective only to the extent necessary without invalidating the remainder of such provision or the other provisions of this Agreement.

  8.9 Illegality. No party to this Agreement shall be obligated to perform any obligations required by this Agreement to the extent that such performance would violate state or federal law.

  8. 10 Entire Agreement . This Agreement and the Loan Documents are the complete agreements of the parties and supersede all previous understandings between the parties relating to the subject matter hereof.

  8.11 Amendments. No purported amendment of this Agreement or any other Loan Document shall be effective unless in writing and executed by all the parties to the Loan Document in question.

  8.12 Confidentiality. The terms and provisions of this Agreement and the other Loan Documents are confidential and shall not be disclosed, in whole or in part, to any person who is not a party to this Agreement or the other Loan Documents.

  11-13-96

 8.13 Conflicts between Agreements. In the event of a conflict between the agreement and the Services Agreement, the provisions of this Agreement shall control.

BORROWER:               Birch Financial, Inc.
                        a California corporation



                        By: /s/ Efraim Donitz
                            -----------------------

                        Its: C.F.O.


SAFECO:                 SAFECO CREDIT COMPANY, INC.
                        a Washington corporation



                        By: /s/ Carl M. Boruck
                            -----------------------

                        Its: Asst. Vice President


AIS:                    AUTOMATED INSTALLMENT SYSTEMS, INC.
                        a Missouri corporation



                        By:  /s/ Thomas Michael Wood
                             -------------------------

                        Its: President

                                  EXHIBIT A

                    SAFECO SYSTEMS ACCESS & USE AGREEMENT:
                               SOFTWARE LICENSE

1. The parties to this Agreement are SAFECO Insurance Company of America (SAFECO) and ________________________________________________________ (User).

2. To facilitate communication between SAFECO and USER, SAFECO has agreed to provide access to and use of certain SAFECO computer systems, including: _____ ________________________________________________________________ (SYSTEMS).
User shall have access to these SYSTEMS on regular business days from 7:30 a.m., until 5:00 p.m., for the sole purpose of furthering its business with SAFECO.

3. USER's access to the above-referenced SYSTEMS will commence on the effective date of this Agreement and will remain in effect as long as SAFECO continues its business relationship with USER, except SAFECO retains the right to suspend USER's access to the SYSTEMS if, in the opinion of SAFECO, access to the SYSTEMS or information within the SYSTEMS has been compromised or the terms of this Agreement have been violated. Such suspension shall remain in effect until the problem has been resolved.

4. USER agrees to pay a LICENSE FEE of $__________ per year for the access to the SYSTEMS listed in paragraph 2. Payment is due on _____________, 19___ and on each successive anniversary of this Agreement. The LICENSE FEE is considered fully earned as of the effective date of this Agreement. Payments shall be remitted to SAFECO at ____________________________________________.
Failure of USER to pay by the due date shall entitle SAFECO to terminate this Agreement without advance notice.

5. a. SAFECO hereby grants a license to USER applicable to the software programs (PROGRAM) identified in Attachment A to this Agreement, which is incorporated herein by reference. This software was developed and is owned by SAFECO, and is provided for the sole purpose of enabling USER to have access to the above-named SYSTEMS.

    b. USER may: (1) use the PROGRAM on as many individual machines as it possesses; (2) copy the PROGRAM into any machine-readable or printed form for backup or modification purposes in support of its use of the PROGRAM on the machines described in (1) above; and (3) modify the PROGRAM and/or merge it into another program upon the condition that any portion of the PROGRAM merged into another program will continue to be subject to the terms and conditions of this license. SAFECO's copyright notice must be reproduced and included on any copy, modification, or portion merged into another program.

    c. USER may not use, copy, modify, transfer or sublicense the PROGRAM, or any copy, modification or merged portion, in whole or in part, except as is expressly provided for in this license. Any attempt otherwise to sublicense, assign or transfer any of the rights, duties or obligations hereunder is void.

    d. Upon termination of this Agreement, USER shall return the PROGRAM to SAFECO, together with all copies, modifications, or merged portions in any form, or shall destroy the PROGRAM, together with all copies, modifications or merged portions in any form. SAFECO shall have the right to immediately terminate this Agreement and retake possession of the software and any copies, if USER transfers possession of the PROGRAM, copy, modification or merged portion, in whole or in part, to another party.

    e. This license is not a sale of the original or any subsequent copy of the PROGRAM.

    f. USER may be deemed the owner of the diskette upon which the PROGRAM is originally recorded, but an express condition of this license is that SAFECO shall retain ownership of the PROGRAM recorded on the original diskette copy and all subsequent copies of the PROGRAM, regardless of the form or media in or on which the original or other copies may subsequently exist.

    g. The PROGRAM is licensed to USER "as is" without warranty of any kind, express or implied, including (but not limited to) the implied warranties of merchantability and fitness for a particular purpose

6. USER agrees to use computer equipment (HARDWARE) which SAFECO has determined to be compatible with its SYSTEMS. SAFECO will assist with installation of the necessary HARDWARE and software and will provide the necessary training to USER personnel in order to assure the proper use of the equipment and software.

7. USER agrees to treat all information acquired under this Agreement, including but not limited to any SYSTEMS identification data or passwords, as confidential, and shall not disclose any such information without SAFECO's prior written consent. USER agrees to limit access, information and use of the SYSTEMS to only those USER employees who have a need to know in order to use the SYSTEMS in furtherance of USER's business with SAFECO, and SAFECO reserves the right to monitor SYSTEMS communications to confirm compliance with this limitation. In the event that USER determines it may be subject to a court order requiring disclosure of this information to a third party, USER agrees to provide SAFECO as much notice as possible so that SAFECO may intervene in such an action and seek the appropriate relief from the court. USER's obligation to safeguard all information obtained pursuant to this Agreement shall survive the termination of this Agreement.

8. USER agrees to indemnify and hold SAFECO harmless from and against all expenses, costs and damages (including legal fees and expenses) whether they are direct or consequential which arise out of USER's misuse of the SYSTEMS or which arise out of USER's failure to comply with its obligations under this Agreement.

9. USER agrees that SAFECO and its parent corporation and affiliated corporations shall not be liable for any loss of profits, loss of use, or other damage suffered or incurred by USER or by any third party of any nature and from any cause whatsoever whether direct, special, incidental or consequential, arising out of the furnishing, performance, maintenance or use of the SYSTEMS, including hardware and software, described in this Agreement and Attachment.

10. Either party may terminate this Agreement by giving the other advance written notice, except as provided in paragraphs 3. And 4.d. This Agreement shall be deemed terminated if and when USER's business relationship with SAFECO terminates, regardless of who initiates termination or the reason therefor.

11. This Agreement shall constitute the entire agreement regarding SAFECO SYSTEMS ACCESS & USE, including the licensing of PROGRAMS, between SAFECO and USER, and shall supercede any prior agreements, arrangements, representations or promises, whether oral or written. This Agreement may be amended only by a writing executed by both parties hereto. Any failure of USER to comply with any obligation herein may be expressly waived by SAFECO, but such waiver or failure to insist upon strict compliance with such obligation shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure by USER. USER may not assign any of its rights under this Agreement without the prior written consent of SAFECO. This Agreement shall be construed under the laws of the State of Washington. All notices or other communications required or permitted under this Agreement shall be in writing and shall be mailed first-class mail, postage pre-paid to the parties at the addresses set forth below:



________________________          SAFECO Insurance Company of America
________________________          SAFECO Plaza
________________________          4333 Brooklyn Avenue NE
________________________          Seattle, WA 98185

Attn: __________________          Attn: Corporate Data Processing
                                        TMS/SEC Unit

This Agreement shall be effective this _____ day of ________________ , 19__.


                                  SAFECO INSURANCE COMPANY OF AMERICA

By /s/ Efraim Donitz              By
   ---------------------             --------------------------
       C.F.O.                        --------------------------
Type Name/Title                      Type Name/Title

                                  EXHIBIT B

                         Premium Finance Company Name
                          Borrowing Base Certificate

Premium Finance Company and Third Party Administrator pursuant to the Credit and Security Agreement dated __________________ (the "Credit Agreement") among Borrower, Automated Installment Systems, Inc. (TPA) and SAFECO Credit Company, Inc. ("SAFECO"), hereby certify to SAFECO that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement, are true and correct and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with the terms, conditions and provisions of the Credit Agreement.

Effective Date of Calculation: ________________________

ELIGIBLE ACCOUNTS
 Total amount owing to borrower on its receivables             $
 Less: Ineligible Receivables:
     Receivables related to admitted insurers with
      less than a B+ rating from A.M. Best.                    (      )
     Receivables related to non-admitted insurers
      with less than a A- rating from A.M. Best.               (      )
     Receivables related to regulated alien insurers
      with less than a A- rating from A.M. Best.               (      )
     Receivables from insureds where payments are
      more than 30 days past due.                              (      )
     Receivables from insurers where payments are
      more than 90 days past cancellation date.                (      )
     Receivables from insurers which exceed limits
      established for that insurer.                            (      )
     Broker fees.                                              (      )
     Other ineligible receivables.                             (      )
 Net Receivables                                               $
 Borrowing Base = Net Receivables times 90 percent             $

LOAN
 Approved amount of Line of Credit                             $
   Less: Presently outstanding balance                         (      )
  Net amount available under Line of Credit                    $
 Loan Amount Requested                                         $
 New outstanding balance                                       $

Birch Financial, Inc.                     Automated Installment Systems, Inc.



By:                                       By:
   ---------------------------               ----------------------------
Date:                                     Date:
     -------------------------                 --------------------------

                                  EXHIBIT C

  SAFECO Credit Company, Inc.                       ACCOUNT NO. BIRCH7139

                              PROMISSORY NOTE
                              LINE OF CREDIT

 $ 3,500,000.00
                                                    July 10, 1998

THIS PROMISSORY NOTE ("Note") amends, restates and replaces that certain Promissory Note dated October 8, 1997 made by Birch Financial, Inc., in the original principal amount of $2,500,000 and is made in accordance with that certain Credit and Security Agreement dated November 15, 1996 among SAFECO Credit Company, Inc., Birch Financial, Inc., and Automated Installment Systems, Inc., as amended on December 1, 1996, July 24, 1997, October 8, 1997 and July 10, 1998 (the "Loan Agreement").

FOR, VALUE RECEIVED, the undersigned, ("Borrower"), promises to pay, on demand, to the order of SAFECO CREDIT COMPANY, INC., a Washington corporation ("Holder"), or its successors and assigns, at its office at 10865 Willows Road NE, Redmond, Washington, or at such other place as Holder may designate, in immediately available funds and lawful money of the United States of America, the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars, or so much thereof as may be advanced and outstanding hereunder from time to time, with interest thereon from the date of disbursement until paid in full. Advances under this Note shall be characterized as either Standard Advances or Preferred Advances(as defined in Section 1.3(A) of the Loan Agreement). Each Standard Advance ("Advance") made under this Note shall bear interest at the per annum rate equal to the Prime Rate announced from time to time by Bank of America (the "Reference Rate") plus one-half percent (0.5%) per annum, adjusted to reflect each change in the Reference Rate on the first day of the month following the change: provided, however, that in no event shall the interest charged on Standard Advances be less than seven and one-half percent (7.50%) per annum. Each Preferred Advance made under this Note shall bear interest at the Reference Rate, adjusted to reflect each change in the Reference Rate on the first day of the month following the change; provided, however, that in no event shall the interest charged on Preferred Advances be less than seven and one-half percent (7.50%) per annum.

The principal of this Note shall be advanced from time to time on the terms and subjects o the conditions contained in the Loan Agreement in such amounts and at such times as Borrower shall request, but the total principal amount outstanding under this Note shall at no time exceed $ 3,500.000.00.

This Note is secured by the Loan Agreement, which grants Holder a security interest in all premium finance agreements entered into by Borrower, Borrower's rights to unearned premiums with respect to policies related to such premium finance agreements and certain other designated collateral, and by all other instruments now or hereafter executed by Borrower, its shareholders or any other affiliates of Borrower in favor of Holder which in any manner constitute additional security for this Note (all of which are hereinafter called the "Security Documents").

Accrued interest on Advances under this Note shall be paid monthly commencing on the 15th day of July, 1998 and continuing on the same day of each month thereafter. All payments on this Note shall be applied first to any expenses owed by Borrower to Holder under the Loan Agreement, then to accrued interest and any remainder to unpaid principal.

If any payment remains unpaid 10 days after its due date, Borrower agrees to pay to Holder a late charge equal to 10% of the payment, or the maximum such charge permitted by applicable law, whichever is less. However, the late charge shall not accrue when the Default Rate is in effect.

Time is of the essence in the performance of all obligations under this Note and the Security Documents. If Borrower is in default under this Note, fails to make any payment of interest when due, fails to repay the entire principal balance together with interest thereon following demand by Holder, or defaults in the performance or observance of any of the terms, covenants or conditions contained in the Security Documents, then the principal balance of this Note as allocated between Standard Advances and Preferred Advances shall thereafter bear interest at 6% per annum above the rate stated in the first paragraph of this Note or the highest rate allowed by law, whichever is less (the "Default Rate").

Holder and all endorsers, guarantors and other persons liable or becoming liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions in the time of payment hereof, and further agree that, at any time and from time to time and without notice, the terms of payment hereof may be modified by written agreement of Borrower and Holder without in any way affecting the liability of any guarantor or endorser to this Note or any other person liable or to become liable with respect to this Note.

Borrower agrees to pay all costs and expenses incurred by Holder, including without limitation Holder's reasonable attorneys' fees, relating to any default or to a determination of Holder's rights or remedies under this Note or under the Security Documents, whether or not a lawsuit is commenced and reasonable attorneys' fees relating to any actions or proceedings which Holder may institute to protect its interest under the terms of this Note or under the Security Documents, including those incurred in bankruptcy proceedings involving the Borrower or its successors and assigns.

The parties do not intend to contract for, charge or receive any interest or other charge which exceeds the maximum amount permitted by applicable law. If, by virtue of applicable law, sums in excess of such maximum are payable hereon, then such excess when received by Holder shall be immediately applied to the principal amount owing on this Note or, if no principal amount is outstanding, be refunded to Borrower.

This Note shall be governed by and construed under the laws of the State of Washington (without giving effect to conflict of law principles) and shall be the joint and several obligation of Borrower and all endorsers, binding upon them and their successors and assigns.

ALL COMMUNICATIONS CONCERNING DISPUTED DEBTS AND OBLIGATIONS OF BORROWER UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT BETWEEN BORROWER AND HOLDER, INCLUDING WITHOUT LIMITATION DISPUTES AS TO THE AMOUNT OF ANY PAYMENT, FEE OR CHARGE, AND INCLUDING AN INSTRUMENT TENDERED AS FULL SATISFACTION OF A DISPUTED DEBT,. MUST BE SENT TO THE FOLLOWING ADDRESS, OR TO SUCH OTHER ADDRESS AS THE HOLDER MAY HEREAFTER SPECIFY:

            SAFECO Credit Company, Inc.
            Premium Finance Department
            10865 Willows Road NE
            Redmond, Washington 98052-2502

ANY SUCH COMMUNICATION MUST INCLUDE THE NAME OF BORROWER, THE APPLICABLE LOAN NUMBER, A DESCRIPTION OF THE DISPUTE, AND AN ADDRESS AND TELEPHONE NUMBER WHERE THE PERSON SENDING THE NOTICE CAN BE CONTACTED.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY. EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. Revised Code of Washington 19.36.

                                     BIRCH FINANCIAL. INC,

                                     By: /s/ Efraim Donitz
                                         -----------------

                                     Title: CEO/CFO
                                            -------

                                  EXHIBIT D

                             CONTINUING GUARANTY

The undersigned ("Guarantor') requests that SAFECO Credit Company, Inc. ("Creditor') extend credit or other financial accommodations to Birch Financial, Inc. ("Debtor').

In consideration of this extension of credit or financial accommodations, Guarantor, as primary obligor and not endorser, absolutely and unconditionally guarantees the full and prompt payment when due of all present and future obligations of Debtor to Creditor, howsoever created, direct or indirect, absolute or contingent, now existing or hereafter arising, due or to become due, whether it represents principal, interest, rent, late charges, fees, indemnities, an accelerated balance, liquidated damages, a deficiency after sale or other disposition of leased equipment or collateral, or any other sums owing to Creditor (all such obligations being hereafter referred to as the 'Indebtedness'). Guarantor acknowledges and agrees that Creditor would not extend credit or grant financial accommodations to Debtor without this Guaranty and Guarantor further acknowledges receipt of adequate consideration for this Guaranty. Guarantor further agrees to pay all expenses, including attorneys' fees and court costs, paid or incurred by Creditor in attempting to collect the Indebtedness and in enforcing, preserving or interpreting this Guaranty.

This is a continuing Guaranty. Creditor may from time to time grant credit or other financial accommodations to Debtor without further notice to Guarantor. This Guaranty shall remain in full force and effect until Guarantor delivers to Creditor written notice revoking the Guaranty as to any Indebtedness incurred after receipt of the written notice but the revocation shall not affect any Indebtedness existing prior to receipt of the notice. The execution of this Guaranty shall not extinguish, release or waive any obligations, promises or guarantees contained in any guaranty previously executed by Guarantor.

Guarantor represents and warrants to Creditor that : (a) Guarantor has full power and authority to enter into this Guaranty; and (b) this Guaranty constitutes the valid and binding obligation of Guarantor enforceable in accordance with its terms. If any representation or warranty made by Guarantor with respect to this Guaranty is found to have been false in any material respect at the time it was made, or Guarantor is dissolved or loses its corporate charter by forfeiture or is merged into, or has conveyed substantially all of its assets to, another person, or effective control of Guarantor=s voting stock is transferred to another person without the prior written consent of Creditor, or Guarantor becomes insolvent or any bankruptcy, reorganization or any dissolution or liquidation proceeding is instituted by or against Guarantor, and is not dismissed within 60 days, then Guarantor shall pay to Creditor upon demand the entire unpaid balance of the Indebtedness as if the entire Indebtedness were then due and payable.

Guarantor waives notice of acceptance of this Guaranty by Creditor and all notices and demands of every kind to which Guarantor may be entitled, including without limitation, all demands for payment and notices of nonpayment, presentment, protest and dishonor and notice of disposition of any collateral under UCC 9-504. Guarantor further waives any defense arising by reason of the disability of Debtor, any lack of authority of Debtor with respect to the Indebtedness, the invalidity, illegality, or lack of enforce ability of the Indebtedness, the failure of Creditor to acquire title to any ]eased equipment or a security interest in any collateral or to perfect or maintain any interest therein or the loss or impairment of the liability of Debtor. Payment of any sums now or hereafter owing to Guarantor by Debtor is hereby subordinated in right of payment to the payment of the Indebtedness. Guarantor agrees to deliver to Creditor within ninety (90) days after the end of each fiscal year of Guarantor a statement of Guarantor's financial condition for such year prepared by an independent certified public accountant, including a balance sheet and profit and loss statement.

Without notice to Guarantor, and without affecting the obligations of Guarantor under this Guaranty, Creditor may from time to time (a) change the terms of the Indebtedness, including but not limited to, renewal, extension, refinancing, modification of the interest rate or change in the manner or place of payment; (b) accelerate the maturity of, or release or compromise any Indebtedness or release any guarantor or release or impair any security for this Guaranty or the Indebtedness; (c) proceed against any Guarantor for payment of the Indebtedness without first proceeding against the Debtor or any other guarantor or any security for the Indebtedness; (d) abstain from taking any action or exercising any right against Debtor, the security or any other guarantor; (e) accept security for the Indebtedness; or (f) foreclose (judicially or non-judicially) any deed of trust, mortgage or other security for the Indebtedness. The rights of Creditor are cumulative and shall not be exhausted by the exercise of any rights against Guarantor or Debtor or any security until all Indebtedness has been paid.

This Guaranty shall be unaffected by any bankruptcy, reorganization or insolvency of Debtor, or any disaffirmance or rejection of the Indebtedness by a trustee of Debtor, or any amendment, modification, stay or cure of Creditor's rights which may occur in any bankruptcy or reorganization case or proceeding concerning Debtor, whether permanent or temporary, and whether assented to by Creditor.

If a claim is made at any time for repayment of any amounts received by Creditor from any source on account of the Indebtedness and Creditor repays or becomes liable to repay such claim by reason of any judgment or order of any court or administrative body, or any settlement or compromise thereof, Guarantor shall be liable to Creditor hereunder or such amounts to the same extent as Guarantor would have been liable to Creditor if such amounts had never been received by Creditor, notwithstanding the termination of this Guaranty or the cancellation of any note or other instruments evidencing the Indebtedness.

Creditor may assign this Guaranty in whole or in part. No Assignment by Creditor shall operate to extinguish or diminish the liability of Guarantor pursuant to this Guaranty.

This writing is intended to be an integrated and final expression of this Guaranty agreement and also is intended to be a complete and exclusive statement of the terms of that agreement. No course of prior dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. If any provision of this Guaranty is in conflict with any applicable statute, rule or law, such provision shall be null and void to the extent it is in conflict, without invalidating any other provision hereof. There are no conditions to the full effectiveness of this Guaranty.

Any notice or demand required or permitted to be given by Creditor to Guarantor may be given by first class mail, postage prepaid, at the mailing address shown below until Guarantor informs Creditor in writing of a different address.

The obligations of Guarantor shall be binding upon its successors and assigns and inure to the benefit of the successors and assigns of Creditor. This Guaranty shall be governed by and construed in accordance with the internal laws (without applying the conflicts of law rules) of the State of Washington.

GUARANTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, THE INDEBTEDNESS, OR ANY DEALINGS BETWEEN GUARANTOR AND CREDITOR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY.

Dated this 3rd day of December, 1996

GUARANTOR: California Landscape Contractors Association
            Welfare Insurance Trust Fund         Mailing address of Guarantor:
                                                 17029 Chatsworth St.
            By /s/ Richard Angelo, Trustee       Granada Hills, CA  91344

            By /s/ Frank D. Quaresma, Trustee

                               PLEDGE AGREEMENT
                                (CORPORATION)
                                                      EXHIBIT E

PLEDGE AGREEMENT, dated December 3, 1996, made by California Landscape Contractors Association Welfare Trust Fund (the "Pledger'), to SAFECO CREDIT COMPANY, INC., a Washington corporation ('SAFECO").

PRELIMINARY STATEMENTS:
       (1) The Pledger is the owner of the shares of stock (the "Shares") described in 'Schedule I hereto and issued by Birch Financial. Inc., a California corporation (the "Borrower').
       (2) SAFECO and the Borrower have entered into a Credit and Security Agreement dated November 15, 1996(the "Credit Agreement'). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The pledge of stock provided in this Pledge Agreement is a
condition precedent to SAFECO's obligation to make   Advances under the Credit
Agreement.

NOW, THEREFORE, in order to induce SAFECO to make Advances under the Credit Agreement- the Pledger hereby agrees as follows:

SECTION 1. Pledge The Pledger hereby pledges to SAFECO, and grants to SAFECO a security interest in, the following (the "Pledged Collateral"):
       (a) the Shares and the certificates representing the Shares, and all dividends. cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Shares, and
       (b) all additional shares of stock of the Borrower from time to time acquired by the Pledger in any manner. and the certificates representing such additional shares, for all dividends, cash, instruments. and other property from time to time received, receivable. or otherwise distributed in respect of or in exchange for any or all of such shares.

  SECTION 2. Security for Obligations This Agreement secures the payment of any and all obligations of the Borrower, under the Credit Agreement and the Note, and all obligations of the Pledger under this Agreement and the Guaranty, including in each instance any extensions, replacements, modifications, substitutions, amendments, and renewals of any such document, and in each instance whether such obligations are direct or indirect absolute or contingent due or to become due, now existing or hereafter arising (all such obligations of the Borrower and the Pledger being the "Obligations").

  SECTION 3. Delivery of Pledged Collateral . The certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of SAFECO pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to SAFECO. SAFECO shall have the right at any time in its discretion and without notice to the Pledger, to transfer to or to register in the name of SAFECO any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a).

  SECTION 4. Representations and Warranties. The Pledger represents and warrants to SAFECO as follows:
       (a) The shares represent 50% of the issued and outstanding common stock of Birch Financial, Inc. which corporation has no other classes of equity outstanding.
       (c) The Pledger has full power and authority to enter into this Agreement, and all action necessary to authorize entry into this Agreement and the granting of a security interest in the Pledged Collateral has been taken;
       (d) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral in favor of SAFECO, securing the payment of the Obligations;
       (e) No authorization, approval, or other action by, and no notice to or filing with, any Governmental authority or regulatory body is required either
(i) for the pledge by the Pledger of the Pledged Collateral pursuant to this Agreement or for the execution. delivery or performance of this Agreement by the Pledger; or (ii) or the exercise by SAFECO of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

Section 5. Further Assurances. The Pledger, at its sole expense, will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable or that SAFECO may request from time to time in order to perfect and protect the security interest granted or purported to be granted hereby or to enable SAFECO to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.


SECTION 6. Voting., Rights; Dividends; Etc.
    (a) So long, as no Event of Default or event which, with the giving of notice or the lapse of time or both would become an Event of Default, has occurred:
         (i) The Pledger shall be entitled to exercise any and all voting and other consensual rights Pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledger shall not exercise any such right if, in SAFECO's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided further , that the Pledger shall give SAFECO at least 10 days' prior written notice of the manner in which it intends to exercise. or the reasons for refraining from exercising such right.
         (ii) The Pledger shall be entitled to receive and retain any dividends paid in respect of the Pledged Collateral, provided however, that any dividends paid other than in cash and any instruments and other property distributed in respect of or in exchange for any Pledged Collateral, and any dividends and other distributions paid or payable 'm cash in respect of Pledged Collateral in connection with a partial or total corporate liquidation or dissolution or in connection with a reduction of capital, shall be delivered to SAFECO to hold as Pledged Collateral and shall. if received by the Pledger, be received in trust for the benefit of SAFECO, be segregated, from the other property and funds of the Pledger, and be forthwith delivered to SAFECO as Pledged Collateral in the same form as so received (with any necessary endorsement).
            (iii) SAFECO shall execute and deliver (or cause to be executed and delivered) to the Pledger all proxies and other instruments as the Pledger may reasonably request for the purpose of enabling the Pledger to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph
(i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.
       (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would become an Event of Default:
            (i) All rights of the Pledger to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and SAFECO shall have the sole right to exercise such voting and other consensual rights and to receive and hold such dividends as Pledged Collateral.
            (ii) All dividends which are received by the Pledger contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of SAFECO, shall be segregated from other funds of the Pledger, and shall be forthwith paid over to SAFECO) as Pledged Collateral in the same form as so received (with any necessary endorsement).

  SECTION 7. Transfers and Other Liens, Additional Shares
       (a) The Pledger agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or
(ii) create or permit to exist any lien, security interest. or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement.
    (b) The Pledger agrees that it (i) will prevent the Borrower from issuing any stock or other securities in addition to or in substitution ,for the Pledged Collateral, except to the Pledger and Oak Wood Insurance Company, Ltd. (ii) will pledge hereunder, immediately upon its acquisition thereof (directly or indirectly), any and all additional shares of stock or other securities of Borrower.

  SECTION 8. SAFECO Appointed Attorney-in-Fact The Pledger hereby appoints SAFECO as the Pledger's attorney-in-fact, with full authority in the place and stead of the Pledger, and in the name of the Pledger or otherwise, in SAFECO's discretion to take any action and execute any instrument which SAFECO may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation, the receipt, Endorsement and collection of instruments made payable to the Pledger representing any dividend or other distribution in respect of the Pledged Collateral and the giving of give full discharge for the same.

  SECTION 9. SAFECO May Perform. If the Pledger fails to perform any agreement contained herein, SAFECO may itself perform, or cause performance of, such agreement, and the expenses of SAFECO incurred in connection therewith shall be payable by the Pledger under Section 12.

  SECTION 10. Reasonable Care. SAFECO shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which SAFECO accords its own property, it being understood that SAFECO shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not SAFECO has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect, to any Pledged Collateral.

  SECTION 11. Remedies Upon Default If any Event of Default shall have occurred and be continuing:
       (a) SAFECO may exercise in respect of the Pledged Collateral, in addition to the other rights and, remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the Code") in effect in the State of Washington at that time, and SAFECO may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale on any exchange or association of broker-dealers, or at any of SAFECO's offices or elsewhere, through a stockbroker or otherwise, for cash, on credit or for future delivery, and upon such other terms as SAFECO may deem commercially reasonable. The Pledger agrees that, to the extent notice of sale is required by law, 10 days' advance notice to the Pledger of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. SAFECO shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. SAFECO may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any of the Pledged Collateral that consists of securities not registered under the securities laws of the United States or any state, the Pledger agrees that it shall be commercially reasonable for SAFECO to sell the Pledged Collateral to a buyer who will represent that he or she is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for SAFECO may advise to comply with applicable securities laws.
       (b) Any cash held by SAFECO as Pledged Collateral and all cash proceeds received by SAFECO in respect of any sale of collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of SAFECO, be held by SAFECO as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to SAFECO pursuant to Section 12) in whole or in part by SAFECO against all or any part of the Obligations in such order as SAFECO shall elect. Any surplus of such cash or cash proceeds held by SAFECO and remaining after payment in full of all the Obligations shall be paid over to the Pledger or to whomever may be lawfully entitled to receive such surplus.

  SECTION 12. Expenses. Upon demand, the Pledger will pay to SAFECO the amount of any and all reasonable expenses, including fees and expenses of its counsel and of any experts and agents (whether or not litigation is commenced), which SAFECO may incur in connection with (i) the administration of this Agreement;
(ii) the custody or preservation of, or the collection, sale or other realization on, any of the Pledged Collateral; (iii) the exercise or enforcement of any of the rights of SAFECO hereunder: or (iv) the failure by the Pledger to perform or observe any of the provisions hereof.

  SECTION 13. Security Interest Absolute. All rights of SAFECO and all obligations of the Pledger hereunder shall be absolute and unconditional irrespective of:
       (a) Any lack of validity or enforce ability of the Credit Agreement, the Note, the Guaranties or any other agreement or instrument relating thereto;
       (b) Any change in the time, manner, or place of payment of. or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Note, or the Guaranties;
       (c) Any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or
       (d) Any other circumstance that might otherwise constitute a defense available to, or a discharge of. the Borrower or a third party pledger.


  SECTION 14. Amendments; Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledger herefrom shall be effective unless in writing and signed by SAFECO. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  SECTION 15. Addresses for Notices. All notices and other communications provided for in this Agreement shall be in writing, and mailed (via certified mail, return receipt requested), taxed or delivered, if to the Pledger, at PC Box 3247 North Hollywood, CA 91609, fax 818-362-9872, attention: Efraim Donitz-Chief Financial Officer; and if to SAFECO, at SAFECO Plaza S-4, Seattle Washington 98185, fax 206-545-5334, attention: Carl Boruck; or as to either party, at such other address or fax number as that party may specify by written notice to the other party in accordance with this Section 15. If mailed, notices and communications shall be effective three days after deposit. postage prepaid, in the U.S. mail. Faxed notices and communications shall be effective upon transmission. Notices and communications delivered other than via U.S. mail or fax transmission shall be effective upon delivery.

  SECTION 16. Continuing Security Interest, Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Obligations (after termination of the Commitment); be binding upon the Pledger, its successors and assigns; and inure to the benefit of SAFECO and its successors, transferees, and assigns. Without limiting, the Generality of the foregoing, SAFECO may assign or otherwise transfer the Note to any other person or entity. Upon the payment in full of the Obligations (after termination of the Commitment), the Pledger shall be entitled to the return, upon its request and at its expense, of the Pledged Collateral to the extent not otherwise applied pursuant to the terms hereof.

  SECTION 17. Governing Law: Terms. This Agreement shall be governed by and consumed in accordance with the laws of the State of Washington. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of Washington shall have the meaning given to them in such Article 9.

       IN WITNESS WHEREOF, the Pledger has caused this Agreement to be duty executed and delivered by its officer thereunto duly authorized as of the date first above written.

                            California Landscape Contractors Association
                            Welfare Insurance Trust Fund





                            By: /s/ Richard Angelo
                               -------------------
                               Trustee

                            By: /s/ Frank D. Quaresma
                                ---------------------
                                Trustee

                               AMENDMENT NO. 1
                                      TO
                        CREDIT AND SECURITY AGREEMENT

This Amendment No. I ('Amendment') modifies and amends that certain Credit and Security Agreement dated November 15, 1996 (the "Credit and Security Agreement") among SAFECO Credit Company, Inc., a Washington corporation ("SAFECO"), Automated Installment Systems, Inc., a Missouri corporation ("AIS"), and Birch Financial Inc., a California corporation ("Borrower").

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agreed that the Credit and Security Agreement shall be modified as follows:

  1.  Article II is amended to add the following new section:

       2.4 Notwithstanding anything in this Agreement to the contrary, SAFECO shall not unreasonably withhold its agreement to subordinate its first lien security position in the Collateral (as defined in Section 3.1) with respect to specific premium finance contracts intended to secure loans from private parties affiliated with Borrower.

  2.  Section 1.2(A) is amended in its entirety to read as follows:

       (A) One bank account (the "Deposit Account') shall be designated for the deposit of all payments on Premium Finance Agreements (whether or not included in the Borrowing Base at any time) and any returns of unearned premiums with respect to canceled insurance policies subject to such Agreements. SAFECO shall be the only person authorized to make withdrawals from the Deposit Account. Payments received on any Premium Finance Agreements with respect to which SAFECO has subordinated its security interest shall be advanced to Borrower in accordance with section 1.1, once the funds have cleared through the Deposit Account, following the submittal to SAFECO of a Borrowing Base Certificate.

  3. Section 1.1 (B) is amended by renumbering paragraphs (ix) and (x) and adding a new paragraph (x), as follows:

       (ix) accounts receivable constituting unearned interest;

       (x) accounts receivable with respect to which SAFECO has subordinated its security position as provided in Section 2.4 of this Agreement; and

       (xi) such other accounts receivable as SAFECO shall, in its sole and absolute discretion, deem unacceptable.

  4. Except to the extent expressly provided in the foregoing modifications, the provisions of the Credit and Security Agreement shall not be affected by this Amendment and are ratified and confirmed as though fully set forth herein.

Dated: 3rd December, 1996
       -----------------

SAFECO CREDIT COMPANY, INC.

By: /s/ Carl M. Boruck
    --------------------------
Its: Asst. Vice Pres.

AUTOMATED INSTALLMENT SYSTEMS, INC.

By: /s/ Thomas Michael Wood
    ---------------------------
Its: President

BIRCH FINANCIAL, INC.

By: /s/ Efraim Donitz
    ----------------------------
Its: C.F.O.

                               AMENDMENT NO. 2
                                      To
                        CREDIT AND SECURITY AGREEMENT

This ammendment is made as of July 24, 1977 and amends that certain Credit and Security Agreement dated November 15, 1996, originally among SAFECO Credit Company, Inc. ("Lender"), Birch Financial, Inc.("Borrower"), California Landscape Contractors Association Welfare Insurance Trust Fund ("Guarantor"), Oak Wood Insurance Company, Ltd. ("Guarantor") and Automated Installment Systems, Inc. ("Loan Agreement"). Said Load Agreement was previously amended by Amendment No. 1 dated as of December 3, 1996.

The parties now desire to further modify the Loan Agreement to increase the loan amount and substitute a new promissory note, all set forth below.

1. Paragraph 1.1(A) is amended in its entirety by substitution of the following: 1.1(A) SAFECO shall, on the terms and stated in this Agreement, make advances (individual, and "Advance" and collectively, the "Advances") to Borrower from time to time during the term of this Agreement in an aggregate amount not to exceed at any time the lesser of (1) the Borrowing Base, as defined in paragraph (B) below, (ii) Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00)(the "Commitment"), and (iii) the maximum amount SAFECO is permitted to lend Borrower under any applicable law, rule, or regulation. Within the forgoing limits, Borrower may borrow, repay and reborrow under this Agreement, absent the occurrence of any Event of Default (as defined in Section 6.1 below).

2. All other terms and conditions of the Load Agreement, as previously amended, and the documents executed in connection with the Loan Agreement, including without limitation the Guaranty of California Landscape Contractors Association Welfare Insurance Trust Fund and Oak Wood Insurance Company, Ltd. Dated December 3, 1996, shall remain unchanged except to the extent the terms of this Amendment are necessarily inconsistent with them.

Borrower:                         Lender:
Birch Financial, Inc.             SAFECO Credit Company, Inc.,
a California1 corporation          a Washington corporation

By:/s/ Efraim Donitz              By:/s/ Carl M. Boruck
-------------------------------   ---------------------------------
Title: CFO / CEO                  Title: AVP
-------------------------------   ---------------------------------

Automated Installment Systems, Inc.,
A Missouri corporation

By: /s/ [illegible]
-------------------------------
Title:   Chairman
-------------------------------

Guarantor:
California Landscape Contractors Association   Oak Wood Insurance Company, Ltd
Insurance Trust Fund

By:/s/ Ronald H. Dietz Trustee                 By:/s/ Nelson L. Colvin
----------------------                            ----------------------------

By:/s/ Frank D. Quaresma Trustee                  Title: Asst. Secretary
------------------------                                 ---------------
FRANK D. QUARESMA

                               AMENDMENT NO. 3
                                      to
                        CREDIT AND SECURITY AGREEMENT

This Amendment No. 3 ("Amendment") modifies and amends that certain Credit and Security Agreement dated November 15, 1996, as previously amended on December 3, 1996 and July 24, 1997 (the "Credit and Security Agreement") among SAFECO Credit Company, Inc., a Washington corporation ("SAFECO"), Automated Installment Systems, Inc., a Missouri corporation ("AIS"), and Birch Financial Inc., a California corporation ("Borrower").

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agree that the Credit and Security Agreement shall be modified as follows:

1. Paragraph (A) of Section 1.3 is amended in its entirety to read as follows:

    (A) Each time that Borrower desires an Advance, AIS shall send to Borrower via SAFECO's proprietary electronic mail system ("Email") a request for an Advance in a stated amount and a Borrowing Base Certificate (as defined in Section 1.8). Requests for Advances shall be bifurcated into two parts: (i) Advances against Borrower's accounts receivable relating to Premium Finance Agreements in the original principal amount of less than $40,000 per contract ("Standard Advances") and (ii) Advances against Borrower's accounts receivable relating to Premium Finance Agreements in the original principal amount of $40,000 or more per contract ("Preferred Advances"). In each case, the accounts receivable must be eligible for inclusion in the Borrowing Base in accordance with paragraph (b) of Section 1.1. Borrower shall review the request for an Advance and the Borrowing Base Certificate and, if approved by Borrower, forward them to SAFECO by Email.

2. Paragraph (B) of Section 1.8 is amended in its entirety to read as follows:

    (B) A "Borrowing Base Certificate" means a certificate in the form of Exhibit B or such other form as the parties may agree, prepared by AIS, approved by Borrower, and submitted to SAFECO to substantiate the Borrowing Base and any request for an Advance. The Borrowing Base presented on a Borrowing Base Certificate shall be subdivided into (i) accounts receivable eligible for a Standard Advance and (ii) accounts receivable eligible for a Preferred Advance.

3. Section 2.4, which was added by amendment dated December 3, 1996, is stricken

4. Paragraph (A) of Section 1.2 is amended in its entirety to read as follows:

    (A) One bank account "the "Deposit account") shall be designed for the deposit of all payments on Premium Finance Agreements (whether or not included in the Borrowing Base at any time) and any returns of unearned premiums with respect to cancelled insurance policies subject to such Agreements. SAFECO shall be the only person authorized to make withdrawals from the Deposit Account.

5. Subparagraph (x), added by amendment dated December 3, 1996, is stricken and subparagraph (xi) is renumbered (x).

6. Except to the extent expressly required by the foregoing modifications, the provisions of the Credit and Security Agreement, as previously amended, shall remain in effect and are incorporated into this Amendment s though fully set forth herein.

DATED: 10/8/1997

BORROWER:    BIRCH FINANCIAL, INC.

             By /s/ Efraim Donitz
                -----------------

             Its   CFO / CEO
                   ---------

SAFECO:      SAFECO CREDIT COMPANY, INC.

             By /s/ Carl M. Boruck
                ------------------

             Its   Asst. Vice Pres.
                   ----------------


AIS:         AUTOMATED INSTALLMENT SYSTEMS, INC.

             By /s/ Diane M. Wood
                -----------------

             Its   President
                   ---------

GUARANTORS:  CALIFORNIA LANDSCAPE CONTRACTOR ASSOCIATION
             INSURANCE TRUST FUND

             By /s/ [illegible]  CHAIRMAN
                ----------------------------
                Trustee

             By /s/ [illegible]
                ------------------------------
                Trustee

             OAK WOOD INSURANCE COMPANY, LTD.

             By /s/ Keith L. Walton
                ------------------------------

             Its   Pres.
                   -----

                               AMENDMENT NO. 4
                                      to
                        CREDIT AND SECURITY AGREEMENT

This Amendment No. 4 ("Amendment") modifies and amends that certain Credit and Security Agreement dated November 15, 1996, as previously amended on December 3, 1996, July 24, 1997 and October 8, 1997 (the "Credit and Security Agreement") among SAFECO Credit Company, Inc., a Washington corporation ("SAFECO"), Automated Installment Systems, Inc., A Missouri ("AIS"), and Birch Financial Inc., a California corporation("Borrower").

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agree that the Credit and Security Agreement shall be modified as follows:

1. Paragraph 1.1(A) SAFECO shall, on the terms stated in this Agreement, make advances (individually, an "Advance" and collectively, the "Advances") to Borrower from time to time during the term of this Agreement in an aggregate amount not to exceed at any time the lesser of (i) the Borrowing Base, as defined in paragraph (B) below, (ii) Three Million Five Hundred Thousand and 00/100ths Dollars ($3,500,000.00) (the "Commitment"), and (iii) the maximum amount SAFECO is permitted to lend Borrower under any applicable law, rule, or regulation. Within the forgoing limits, Borrower may borrow, repay and reborrow under this Agreement, absent the occurrence of any Event of Default (as defined in Section 6.1 below).

2. Except to the extent expressly required by the foregoing modifications, the provisions of the Credit and Security Agreement, as previously amended, shall remain in effect and are incorporated into this Amendment as though fully set forth herein.

DATED: July 10, 1998

BORROWER:                  SAFECO:                 AIS:

BIRCH FINANCIAL, INC.      SAFECO CREDIT           AUTOMATED INSTALLMENT
                           COMPANY, INC.           SYSTEMS, INC.

By /s/ Efraim Donitz       By /s/ Carl M. Boruck   By /s/ Diane M. Wood
   -----------------          ------------------      -----------------------

Its                        Its   AVP               Its   President
   ------------------         ----------------         -----------------------

GUARANTORS:

CALIFORNIA LANDSCAPE CONTRACTOR             OAK WOOD INSURANCE
ASSOCIATION INSURANCE TRUST FUND            COMPANY LTD.

By /s/ Ronald H. Dietz                      By /s/ Nelson L. Colvin
--------------------------------            -------------------------------
Trustee

By /s/ Richard Angelo                       Its    Secretary
--------------------------------            -------------------------------
Trustee

                               AMENDMENT NO. 5
                                      TO
                        CREDIT AND SECURITY AGREEMENT

This Amendment No. 5 ("Amendment") modifies and amends that certain Credit and Security Agreement dated November 15, 1996, as previously amended on December 3, 1996, July 24, 1997, October 8, 1997 and July 10, 1998 (the "Credit and Security Agreement") among SAFECO Credit Company, Inc. a Washington corporation ("SAFECO"), Automated Installment Systems, Inc., a Missouri corporation ("AIS"), and Birch Financial Inc., a California corporation ("Borrower").

For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agree that the Credit and Security Agreement shall be modified as follows:

1. Paragraph (A) of Section 1.3 is amended in its entirety to read as follows:

     (A) Each time that Borrower desires an Advance, AIS shall send to Borrower via SAFECO's proprietary electronic mail system ("Email") a request for an Advance in a stated amount and a Borrowing Base Certificate (as defined in Section 1.8). Requests for Advances shall be bifurcated into two parts:
(i) Advances against Borrower's accounts receivable relating to Premium Finance Agreements in the original principal amount of less than $20,000 per contract ("Standard Advances") and (ii) Advances against Borrower's accounts receivable relating to Premium Finance Agreements in the original principal amount of $20,000 or more per contract ("Preferred Advances"). In each case, the accounts receivable must be eligible for inclusion in the Borrowing Base in accordance with paragraph (b) of Section 1.1. Borrower shall review the request for an Advance and the Borrowing Base Certificate and, if approved by Borrower, forward them to SAFECO by Email.

2. Except to the extent expressly required by the foregoing modifications, the provisions of the Credit and Security Agreement, as previously amended, shall remain in effect and are incorporated into this Amendment as though fully set forth herein.

DATED: 3 July, 2000
       -----------------

BORROWER:                   SAFECO:                    AIS:

BIRCH FINANCIAL, INC.       SAFECO CREDIT              AUTOMATED INSTALLMENT
                            COMPANY                    SYSTEMS, INC.

By: /s/ Efraim Donitz       By: /s/ Carl M. Boruck     By: /s/ Thomas M. Wood
    --------------------        ------------------         ------------------
Its: President/C.F.O.       Its: Asst. Vice President  Its: Chairman

GUARANTORS:

GOLDEN OAK CO-OP                      OAKWOOD INSURANCE
CORPORATION                           COMPANY, LTD.



By: /s/ Nelson L. Colvin              By: /s/ Nelson L. Colvin
    --------------------                  --------------------
Its: President/C.F.O.                 Its: Secretary